UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 20, 2012

DELAINE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-171861	27-2901464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

361 N Dalton Avenue
Albany, IN 47320
 (Address of principal executive offices)

 (765) 744-8383
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2012, Delaine Corporation (the “Registrant”, also the “Company”), entered into a management agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 (the “Agreement”) with Mariusz Girt, the Company’s president and director (“Girt”), whereby Girt agreed to continue to work as the Company’s President, and to fulfill such other management roles as Girt deems necessary, through June 14, 2013.  Pursuant to the terms of the Agreement, the Company paid to Girt a single payment of One Hundred Thousand Dollars (US $100,000).  There shall be no further compensation paid to Girt during the Appointment Period.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As disclosed in Item 1.01 of this Current Report on Form 8-K, on August 20, 2012, the Registrant entered into a material contract to which the Registrant’s principal executive officer, Mariusz Girt is a party.   Pursuant to the terms of the Agreement, the Company paid to Girt One Hundred Thousand Dollars (US $100,000) compensation, and Girt agreed to continue to act as the Company’s president through June 14, 2013.  The Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 20, 2012, in lieu of a meeting of the shareholders and in accordance with Section 78.330 of the Nevada General Corporation Law, the holders of 58.25% of the voting capital stock of the Registrant voted to approve the following:

1.
The execution of the Management Agreement between Maruisz Girt and the Company, whereby Girt received compensation of $100,000, and whereby Girt agreed to continue to act as President of the Company through June 14, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Management Agreement dated August 20, 2012 between Mariusz Girt and the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DELAINE CORPORATION

Dated: August 24, 2012	By:	/s/ Mariusz Girt
Mariusz Girt
President and Director

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